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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 19, 1999

                            PHARMACIA & UPJOHN, INC.
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             (Exact Name of Registrant as Specified in its Charter)

       Delaware                          1-11557                 98-0155411
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                              Identification No.)

         100 Route 206 North
            Peapack, NJ                                           07977
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 (Address of Principal Executive Offices)                       (Zip Code)

                                 (888) 768-5501
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              (Registrant's telephone number, including area code)

                                       N/A
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             (Former Name or Former Address,if Changed Since Last Report)

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     ITEM 5.        Other Events.

     On December 19, 1999, Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Monsanto Company, a Delaware corporation ("Monsanto"), and MP Sub, Incorporated, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Subsidiary"). Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Company (with the Company being the surviving corporation) (the "Merger") at the effective time of the Merger, and the Company will become a wholly owned subsidiary of Monsanto. At the effective time of the Merger, the outstanding shares of common stock, $.01 par value per share, of the Company ("Company Common Stock"), will be converted into the right to receive 1.19 shares of common stock, par value $2.00 per share, of Monsanto ("Monsanto Common Stock") and the outstanding shares of the Company's Series A Convertible Perpetual Preferred Stock, par value $.01 per share, will be converted into the right to receive one share of a new series of Monsanto convertible preferred stock designated as Series A Convertible Perpetual Preferred Stock.

     The combined company will be named as mutually agreed by PNU and Monsanto by the time of the consummation of the Merger.

     A copy of PNU's and Monsanto's joint press release dated December 19, 1999 is attached hereto as Exhibit 99.1 and a copy of the joint PNU and Monsanto presentation for meetings with analysts (the "Joint Analyst Presentation") is attached hereto as Exhibit 99.2.

     Statements made in the Joint Analyst Presentation that state the intentions, beliefs, expectations or predictions of PNU, Montsanto, or their respective managements for the future are forward-looking statements. It is important to note that both PNU's and Montsanto's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the filings of each of ANU and Monsanto with the U.S. Securities and Exchange Commission (the "SEC"). Copies of these filings may be obtained by contacting PNU or Montsanto, as applicable, or the SEC.

     INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO (THE "JOINT PROXY STATEMENT/PROSPECTUS") WHICH WILL BE PREPARED BY PNU AND MONSANTO IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT BETWEEN PNU, MONSANTO AND A WHOLLY-OWNED SUBSIDIARY OF MONSANTO. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION TO INVESTORS. WHEN COMPLETED, THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE SHAREHOLDERS OF EACH COMPANY. COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FOR FREE BY CONTACTING PNU OR MONSANTO AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

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     In connection with the execution of the Merger Agreement, PNU and Monsanto entered into Stock Option Agreements, each dated as of December 19, 1999 (the "Stock Option Agreements"), pursuant to which (i) Monsanto has granted to PNU an option to purchase up to 94,774,810 shares, subject to certain adjustments (the "Monsanto Option Shares") of Monsanto Common Stock at a price of $41.75 per Monsanto Option Share and (ii) PNU has granted to Monsanto an option to purchase up to 77,388,932 shares, subject to certain adjustments (the "the PNU Option Shares") of PNU Common Stock at a price of $50.25 per PNU Option Share. Each Stock Option Agreement is exercisable only upon the occurrence of certain specified events.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests. Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of PNU's and Monsanto's stockholders and receipt of required regulatory approvals.

     The foregoing description of the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Stock Option Agreements.

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     ITEM 7.        Financial Statements and Exhibits.

          Exhibits

     (99.1) Press Release, dated December 19, 1999 announcing the execution of the Merger Agreement.

     (99.2)  Joint Analyst Presentation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PHARMACIA & UPJOHN, INC.

                                      By:  /s/ Don W. Schmitz
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                                         Name: Don W. Schmitz
                                        Title: Vice President, Associate
                                               General Counsel and Corporate
                                               Secretary

Dated: December 20, 1999

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                                 EXHIBIT INDEX
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  Exhibit No.            Description
  -----------            -----------

     (99.1) Press Release, dated December 19, 1999 announcing the execution of the Merger Agreement.

     (99.2)       Joint Analyst Presentation.